FOR IMMEDIATE RELEASE

Contact: James R. Love
         Executive Vice President - Chief Financial Officer
         (201) 703-3400

    MEDICAL MANAGER AND CAREINSITE IN DISCUSSIONS WITH STRATEGIC PARTNERS

        MEDICAL MANAGER ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

 RECENTLY ACQUIRED MEDICAL MANAGER HEALTH SYSTEMS SUBSIDIARY TO RESTATE SIX
                                  MONTH RESULTS

      ELMWOOD PARK, NJ, August 24, 1999--Medical Manager Corporation (NASDAQ:
MMGR), formerly Synetic, Inc., announced today financial results for the quarter and year ended June 30, 1999, exclusive of results for its recently acquired subsidiary Medical Manager Health Systems, Inc. (formerly Medical Manager Corporation or "MMHS"). As previously announced, Synetic, Inc. and Medical Manager Corporation completed a merger, accounted for as a pooling of interests transaction, effective July 23, 1999 and the name of Synetic was changed to Medical Manager Corporation. As required by accounting rules, combined results reflecting the merger will be presented after the issuance of post-combination results for the quarter ended September 30, 1999. Effective today, Medical Manager will trade under the symbol "MMGR".

      The Company now operates three lines of business: physician practice management information systems through its recently acquired subsidiary Medical Manager Health Systems; healthcare electronic commerce through its 72% owned subsidiary CareInsite, Inc. (NASDAQ:CARI); and plastics and filtration technologies through Porex Corporation.

      The Company's net sales for the three months ended June 30, 1999, excluding the MMHS subsidiary, were $31,434,000, as compared to $18,235,000 in the prior year, an increase of 72%. Excluding an after-tax charge of $958,000 or $0.04 per share relating to litigation expenses, net income for the quarter was $1,092,000 or $0.04 per share, as compared to $2,883,000 or $0.14 per share in the prior year. Net sales for the year ended June 30, 1999, excluding the MMHS subsidiary, were $100,164,000, as compared to $64,945,000 in the prior year, an increase of 54%. Excluding the effect of after-tax charges of $2,586,000 or $0.12 per share relating to litigation expenses and $1,524,000 or $0.07 per share related to a previously announced one-time write-off of capitalized software costs resulting from the transaction with Cerner Corporation which was completed in January 1999, net income for the year was $6,497,000 or $0.30 per share, as compared to $9,044,000 or $0.46 per share in the prior year. The decrease in net income and earnings per share reflects the increased investment in the development of CareInsite's business. These results do not include any merger-related expenses related to the acquisition of the Company's MMHS subsidiary, which the Company expects to recognize in the first quarter of fiscal year 2000.

      The Company announced that it will restate the previously reported pre-acquisition results of MMHS for the three months ended March 31, 1999 (unaudited) and three months ended June 30, 1999 (unaudited). The

Company determined that the accounting treatment previously accorded to five transactions involving the bulk sale of software licenses entered into concurrently with business combinations and other related transactions should be restated to reflect the software license revenue as a reduction of the acquisition price of the related transactions. These transactions represented $5,532,000 of revenue and $3,502,000 of net income for the six months ended June 30, 1999, of which $2,766,000 of revenue and $1,706,000 of net income are attributable to the three months ended March 31, 1999 and $2,766,000 of revenue and $1,796,000 of net income are attributable to the three months ended June 30, 1999. The Company also noted that it completed a review for significant similar sales transactions for the years ended December 31, 1998 and 1997 and concluded that no adjustments to these periods were necessary. The Company reviewed its conclusions with MMHS's independent public accountants, PricewaterhouseCoopers LLP, in connection with the audit of the MMHS financial statements for each of the fiscal years ended June 30, 1999 and 1998. Commenting on the restatement, Martin J. Wygod, Chairman of Medical Manager Corporation, said, "Since first being advised of this accounting issue late Friday by the senior management of the acquired business, we have spent the last three days reviewing the situation with both MMHS senior management and their independent public accountants. We have concluded that changing the accounting treatment for these transactions is necessary."

      Mr. Wygod stated, "The principal benefits of the Medical Manager merger remain unchanged. Medical Manager's strategic relationship with physicians is an extremely valuable asset as our economy is rapidly transforming towards e-commerce. CareInsite's innovative services and Medical Manager's strong presence in the physician marketplace is a powerful strategic combination which creates significant competitive advantages and opportunities for the new combined company. We anticipate being in a position to further demonstrate this by announcing key strategic transactions in the coming weeks."

      Mr. Wygod stated, "CareInsite is in advanced stages of negotiations regarding certain key strategic transactions which the Company anticipates will be finalized within the next two weeks. These strategic transactions will substantially strengthen Medical Manager's position with physicians and CareInsite's relationships with key payers and trading partners. Medical Manager believes that these transactions, if consummated, together with other significant initiatives underway at Medical Manager, will materially benefit Medical Manager, as well as CareInsite." Medical Manager cautioned that there can be no assurances that these transactions will be completed.

      In commenting on the fourth quarter and year-end results for CareInsite, Mr. Wygod said, "In addition to the successful completion of CareInsite's initial public offering, we continued to strengthen our foothold in the New York metropolitan area as well as build our regional presence with national payers. During the quarter, contracts were signed with Horizon Blue Cross Blue Shield of New Jersey, Caremark, National Prescription Administrators and Prudential HealthCare. In recent weeks, CareInsite has secured agreements with local and regional health plans totaling an additional 2.4 million lives." He continued, "In terms of aggregating a critical mass of physicians, the Company has signed agreements with five practice management system, billing and physician services vendors totaling 6,500 physicians in the New York metropolitan area. This brings the number of physicians in New York/New Jersey with whom CareInsite has exclusive or preferred relationships with to more than 20,000. Combining this regional presence with CareInsite's relationship with Medical Manager and other national practice management vendors, we believe nearly 180,000 physicians will have access to our healthcare e-commerce services."

      For the year ended June 30, 1999, the Company also noted that its plastics and filtration technologies subsidiary, Porex Corporation, reported an increase in pre-tax income of 38% over the prior year. During the year, Porex acquired Point Plastics, a manufacturer of high-volume disposable plastic products and the KippGroup, a designer, developer and manufacturer of high performance plastic injection molds and injection molded plastic products for the medical device industry. This acquisition of KippGroup provided the foundation for Porex's new Medical Products Group which complements its existing divisions, the Porous Products Group, the Bio Products


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

Group and the Surgical Products Group. Due to the vertically integrated nature of the KippGroup's business, there are unique opportunities in cross-marketing and distribution to the other businesses within Porex. Commenting on Porex, Mr. Wygod said, "Reorganizing Porex into four distinct product groups provides diverse product innovation, cross-marketing opportunities, vast technological resources, and extensive customer service. Porex continues to focus on identifying new opportunities both in the U.S. and internationally. Multinational medical and pharmaceutical companies can now buy from the company across the four business groups on a global basis. Porex's sales and acquisition pipeline is active and we expect to see continued growth in fiscal year 2000."

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



A report on Medical Manager's financial results for the quarter and fiscal year ended June 30, 1999 is as follows:


                           MEDICAL MANAGER CORPORATION
                          SUMMARY FINANCIAL INFORMATION
                                  JUNE 30, 1999
                       IN THOUSANDS, EXCEPT PER SHARE DATA
               (Excludes Medical Manager Health Systems, Inc.)

                                           Three Months Ended            Year Ended
                                                June 30,                  June 30,
                                           1999(a)(c)    1998        1999(b)(c)   1998
                                           ----          ----        ----         ----
Net revenues                              $31,434      $18,235      $100,164     $64,945

Income/(loss) before provision for
   income taxes:
   Porex                                    6,895        5,772        24,880      18,018
   CareInsite                              (5,293)      (2,545)      (20,010)    (10,335)
   Corporate and other                       (165)       1,380         1,337       7,149
                                          -------      -------       -------     -------
                                            1,437        4,607         6,207      14,832

Provision for income taxes                  1,303        1,724         3,820       5,788
                                          -------      -------       -------     -------
Net income                                $   134      $ 2,883       $ 2,387     $ 9,044
                                          -------      -------       -------     -------

Income per share - basic                  $  0.01      $  0.16       $  0.12     $  0.51

Income per share - diluted                $  0.01      $  0.14       $  0.11     $  0.46

Weighted average shares
     outstanding - basic                   20,552       17,727        19,370      17,671
Weighted average shares
     outstanding - diluted                 24,490       20,659        21,942      19,834

-------------------------
(a)The three months ended June 30, 1999 for CareInsite includes charges related to the litigation with Merck & Co., Inc. and Merck-Medco Managed Care, L.L.C. of $1,800 pre-tax and $958 after-tax. This amount represents an $0.05 per share (basic) and $0.04 per share (diluted) charge for the three months ended June 30, 1999.

(b)The year ended June 30, 1999 for CareInsite includes charges related to the litigation with Merck & Co., Inc. and Merck-Medco Managed Care, L.L.C. of $4,300 pre-tax and $2,586 after-tax. This amount represents a $0.13 per share (basic) and $0.12 per share (diluted) charge for the year ended June 30, 1999. The year ended June 30, 1999 for CareInsite also includes the previously announced one time write-off of capitalized software costs resulting from a transaction with Cerner Corporation of $2,381 pre-tax and $1,524 after-tax charge or $.08 per share (basic) and $.07 per share (diluted).

(c)(Net revenues for the three months and year ended June 30, 1999 include $12,537 and $31,086, respectively, related to the combined revenues of Point Plastics and the KippGroup acquisitions for which there were no sales in the comparable prior year periods.

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

A report on Medical Manager Health System's financial results for the quarter and fiscal year ended June 30, 1999 is as follows:


                      MEDICAL MANAGER HEALTH SYSTEMS, INC.
                   (formerly Medical Manager Corporation)
                          SUMMARY FINANCIAL INFORMATION
                                  JUNE 30, 1999
                       IN THOUSANDS, EXCEPT PER SHARE DATA
                                   (Unaudited)

                                 Three Months Ended            Year Ended
                                      June 30,                   June 30,
                                  1999       1998            1999      1998
                                  ----       ----            ----      ----

Revenues:
   Before restatement          $44,447     $34,608         $163,400  $119,569
   After restatement            41,681      34,608          157,868   119,569

Income before income taxes:
   Before restatement            8,975       7,019           29,125    21,204
   After restatement             6,211       7,019           23,737    21,204

Net income:
   Before restatement            5,835       4,668           18,801    13,196
   After restatement             4,039       4,668           15,299    13,196


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



THIS PRESS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS RELATING TO THE COMPANY'S FUTURE OPERATIONS, POTENTIAL STRATEGIC TRANSACTIONS, INITIATIVES AT THE COMPANY, DEALINGS WITH CUSTOMERS AND PARTNERS, DEVELOPMENT AND DEPLOYMENT OF ITS PRODUCTS AND SERVICES AND EXTERNAL TRANSACTIONS. THESE STATEMENTS ARE BASED ON THE COMPANY'S CURRENT PLANS AND EXPECTATIONS AND INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL FUTURE ACTIVITIES AND RESULTS OF OPERATIONS TO BE DIFFERENT FROM THOSE DESCRIBED OR IMPLIED BY SUCH FORWARD LOOKING STATEMENTS. THE RISKS AND UNCERTAINTIES OF THE COMPANY'S BUSINESSES INCLUDE, BUT ARE NOT LIMITED TO, PRODUCT DEMAND AND MARKET ACCEPTANCE RISKS, COSTS OR OPERATIONAL DIFFICULTIES RELATING TO INTEGRATING THE BUSINESSES OF THE COMPANY AND MEDICAL MANAGER HEALTH SYSTEMS, THE SUCCESSFUL COMPLETION OF NEGOTIATIONS REGARDING, AND THE CONSUMMATION OF, STRATEGIC TRANSACTIONS, THE FEASIBILITY OF DEVELOPING COMMERCIALLY PROFITABLE SERVICES, THE EFFECT OF ECONOMIC CONDITIONS, USER ACCEPTANCE, THE IMPACT OF COMPETITIVE PRODUCTS OR SERVICES, PRICING, PRODUCT DEVELOPMENT, COMMERCIALIZATION AND TECHNOLOGICAL DIFFICULTIES, RISKS ASSOCIATED WITH THE INTEGRATION AND MANAGEMENT OF ACQUIRED BUSINESSES, RISKS AND UNCERTAINTIES INHERENT IN THE OUTCOME OF CERTAIN LITIGATION, RISKS AND UNCERTAINTIES ASSOCIATED WITH THE EFFECT OF THE LITIGATION ON THE COMPANY AND OTHER RISKS DETAILED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS. FURTHER INFORMATION ABOUT THESE MATTERS CAN BE FOUND IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS. THE COMPANY EXPRESSLY DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD LOOKING STATEMENTS.

                                  * * * * *

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